Exhibit 21.1
Lender Processing Services, Inc.
Subsidiary List
As of January 31, 2010

Jurisdiction of
Name and d/b/a Names	Incorporation/Organization

A.S.A.P. Legal Publication Services, Inc.	California

Aptitude Solutions, Inc.	Florida

Arizona Sales and Posting, Inc.	Arizona

CyberHomes, LLC	Delaware

DOCX, LLC	Georgia

DPN, LLC	Nevada

Espiel, Inc.	Delaware
Applied Financial Technology (1)
FIS Applied Analytics (1)
LPS Applied Analytics (1)

Fidelity National Loan Portfolio Services, Inc.	California

Financial Systems Integrators, Inc.	Delaware

FNIS Flood Group, LLC	Delaware

FNIS Flood of California, LLC	Delaware

FNIS Intellectual Property Holdings, Inc.	Delaware

FNIS Services, Inc.	Delaware

FNRES Insurance Services LLC	Delaware

FNRES License Holdings Inc.	Delaware

Geotrac, Inc. Texas Geotrac, Inc. (1)	Delaware

Go Apply, LLC	Nevada

Jurisdiction of
Name and d/b/a Names	Incorporation/Organization
GO Holdings, Inc.	Delaware

I-Net Reinsurance Ltd.	Turks and Caicos Islands

Lender Processing Services, LLC	Delaware

Lender’s Service Title Agency, Inc.	Ohio

LPS Agency Sales and Posting, Inc.	California

LPS Asset Management Solutions, Inc.	Colorado
Provident Realty (1)

LPS Auction Solutions, LLC	Delaware

LPS Capital Markets, LLC	Delaware

LPS Default Solutions, Inc.	Delaware

LPS Field Services, Inc.	Delaware

LPS IP Holding Company, LLC	Delaware

LPS Management, LLC	Delaware

LPS Mortgage Processing Solutions, Inc.	Delaware

LPS National Flood, LP	Delaware

LPS Portfolio Solutions, LLC	Delaware

LPS Property Tax Solutions, Inc.	California
National Data Technologies (1)
National TaxNet (1)

LPS Real Estate Data Solutions, Inc.	California

LPS Real Estate Group, Inc.	Delaware

LPS Valuation Solutions, LLC	California

LPS Verification Bureau, Inc.	Florida

LRT Record Services, Inc.	Texas

Jurisdiction of
Name and d/b/a Names	Incorporation/Organization
LSI Alabama, LLC	Alabama

LSI Appraisal, LLC	Delaware

LSI Maryland, Inc.	Maryland

LSI Title Agency, Inc.	Illinois
LSI Agency, Inc. (1)

LSI Title Company	California

LSI Title Company of Oregon, LLC	Oregon

LSI Title Insurance Agency of Utah, Inc.	Utah

LSI Title Insurance Agency of Wyoming, LLC	Wyoming

McDash Analytics, LLC	Colorado

NationalSource Appraisal Services, LLC	Delaware

NationalSource Settlement Services, LLC	Delaware

National Title Insurance of New York Inc.	New York

NewInvoice, L.L.C.	Georgia

OnePointCity, LLC	Ohio

RealEC Data Exchange, LLC	Delaware

RealEC Technologies, Inc.	Delaware

RealInfo, L.L.C.	Illinois

SoftPro, LLC	Delaware
LPS Softpro, LLC (1)

(1)   Registered d/b/a.

3